EXHIBIT 10.25


        TECHNOLOGY RESCISSION AND STOCK PURCHASE AND SALE AGREEMENT

     THIS TECHNOLOGY RESCISSION AND STOCK PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into effective as of the 28th day of December, 2000, by and between Mariah Communications, Inc. formerly known as MC32, Inc., a Colorado corporation ("Mariah"), 1869 West Littleton Boulevard, Littleton, Colorado 80120, and 1st Net Technologies, Inc., a Colorado corporation ("1st Net"), 11423 West Bernardo Court, 2nd Floor, San Diego, California 92127.

                                 RECITALS:

     WHEREAS, 1st Net sold certain telecommunications technology, including certain Internet Protocol ("IP") telephony technology and the low level radio frequency wireless technology known as Wisper(tm) collectively, the "Technology"), to Mariah in consideration for Mariah's issuance of 4,000,000 newly-issued restricted shares of its common stock, $.001 par value per share (the "Mariah Common Shares"), and payment of the sum of $150,000 in cash (the "Technology Cash Consideration") to 1st Net, pursuant to the terms and conditions of that certain Technology Purchase and Sale Agreement (the "Technology Agreement") dated as of August 15, 1998, between the parties.

     WHEREAS, the parties desire to rescind and cancel the Technology Agreement, excepting the re-payment by 1st Net of the Technology Cash Consideration to Mariah, thus providing for Mariah' s return of the Technology to 1st Net and 1st Net's return of said 4,000,000 Mariah Common Shares to Mariah.

     WHEREAS, 1st Net desires to issue and sell 493,600 newly-issued, restricted shares of its common stock, no par value per share (the "1st Net Common Shares"), to Mariah in consideration for Mariah's forgiveness of 1st Net's re-payment to Mariah of the Technology Cash Consideration and, in addition thereto, Mariah' s forgiveness of 1st Net's re-payment to Mariah of the $90,000 unpaid principal balance of Mariah's $100,000 loan to 1st Net, together with all unpaid, accrued interest (the "Loan"), together with Mariah's cancellation of the Promissory Note dated September 20, 1999 (the "Note"}, due September 19,2000, in the principal amount of $100,000, bearing interest at the rate of eight per cent per annum, payable by 1st Net, as maker thereof, to Mariah, holder thereof, evidencing the Loan.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises, covenants, agreements representations and warranties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Rescission and Cancellation of Technology Agreement. Subject to the terms and conditions set forth in this Agreement, the parties hereto hereby agree to rescind and cancel the Technology Agreement, excepting 1st Net's re-payment of the Technology Cash Consideration to Mariah and, as a result of said rescission and cancellation, Mariah hereby agrees to return and deliver the Technology to 1st Net and 1st Net hereby agrees to return and deliver to Mariah the stock certificate(s) evidencing 4,000,000 Mariah Common Shares owned of record and beneficially by 1st Net. The stock certificate(s) evidencing said 4,000,000 Mariah Common Shares owned of record and beneficially by 1st Net that are being returned shall be duly executed,

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endorsed and/or authenticated for transfer to Mariah. It is the intention of the parties hereto that, from and after the date of this Agreement, 1st Net and Mariah shall have good, marketable and indefeasible title to the Technology and the 4,000,000 Mariah Common Shares, respectively, free and clear of all security interests, liens, pledges, restrictions, charges and encumbrances whatsoever.

     2. Purchase and Sale of 1st Net Common Shares. Subject to the terms and conditions set forth in this Agreement, 1st Net hereby agrees to issue, sell and deliver 493,600 newly-issued, restricted 1st Net Common Shares to Mariah in consideration for Mariah's forgiveness of 1st Net's re-payment to Mariah of the Technology Cash Consideration and, in addition thereto, Mariah's forgiveness of 1st Net's re-payment to Mariah of the $90,000 unpaid principal balance of the Loan, together with all unpaid, accrued interest, and the related cancellation by Mariah of the Note evidencing the Loan.

     3. Relationship of the Parties. Neither party is continuing or assuming the business of the other party or assuming any liability or liabilities of the other party arising from or in connection with its business, nor commencing a merger or other consolidation with said other party. This Agreement does not and shall not be deemed to create a partnership, joint venture or other agency relationship between the parties, or result in a merger, de facto merger or any other type of combination of either party with or into the other party.

    4. No Assumption of Liabilities. Neither party shall assume any debts, liabilities or obligations of the other party arising with respect to periods prior or subsequent to the date of this Agreement. Anything herein to the contrary notwithstanding, except for the Technology Cash Consideration and the Loan from which 1st Net shall be relieved of re-payment as provided in
Section 2 above, each party hereby agrees to retain and discharge, and to indemnify and hold the other party harmless from and against, any and all debts, liabilities and obligations of such party.

     5. Mariah's Representations. Mariah hereby represents, warrants, covenants and agrees that:

     A. Mariah is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is duly qualified to transact business as a corporation in the State of Colorado. Mariah has all requisite corporate power and authority to own and operate its properties and to carry on its business as now and where being conducted. Mariah is qualified to transact business as a foreign entity in all states in which the nature of its business or the character or ownership of its properties make such licensing registration or qualification necessary.

     B. The execution and delivery of this Agreement by Mariah have been duly and validly authorized and approved by all necessary action of Mariah. Mariah has full corporate power and authority and the legal right to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding obligation of Mariah, enforceable against Mariah in accordance with its terms.

     C. Mariah has full legal power, right and authority to assign, transfer and convey legal and beneficial title to the Technology to 1st Net and Mariah's assignment, transfer and conveyance of the Technology to 1st Net shall transfer good, marketable and indefeasible title thereto, free and clear of all security interests, liens, pledges, charges and encumbrances. Mariah

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has full legal power, right and authority to forgive 1st Net's re-payment of the Technology Cash Consideration and the $90,000 unpaid principal balance of the Loan, together with all unpaid, accrued interest, to Mariah, and to cancel the Note.

     D. Mariah has all licenses, permits, operating authorizations and other agreements and approvals from governmental authorities necessary to own and operate Mariah's business lawfully and in the manner in which it is now operated by Mariah. Mariah has not received notice of any violation of or default under, and is in substantial compliance in all material respects. with, each such license, permit, operating authorization or approval from governmental authorities.

     E. Mariah's business has been operated in substantial compliance with all applicable local, state and federal laws.

     F. The execution, delivery and performance of this Agreement by Mariah will not violate any provisions of law and will not, with or without the giving of notice or the passage of time, conflict with or result in any breach of any of the terms or conditions of, or constitute a default under, any mortgage, agreement or other instrument to which Mariah is a party or by which Mariah or the Technology is bound. The execution, delivery and performance of this Agreement will not result in the creation of any security interest, lien, pledge, charge or encumbrance upon the Technology or Mariah.

     G. There is no outstanding judgment against Mariah and there is no litigation, arbitration, proceeding or investigation pending or, to Mariah's knowledge, threatened against Mariah or relating to or affecting Mariah's business operations or affairs. Mariah or the transactions contemplated by this Agreement, or that questions the validity of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement. Mariah warrants and represents that there is no existing litigation matter or arbitration claim or demand for money damages. There are no proceedings pending to which Mariah is a party or, to Mariah's knowledge, are threatened, nor any demands by any governmental agency or other party to terminate, modify or materially and adversely change the terms and conditions of Mariah's rights with respect to the Technology.

     H. Mariah is not a party to any employment agreement, collective bargaining agreement, pension, profit sharing, retirement, referred compensation or bonus or stock purchase plan relating to Mariah's employees for which 1st Net shall have any obligation or liability. There are no disputes or controversies pending or, to Mariah's knowledge, threatened with or by any employees of Mariah that would materially and adversely affect the Technology. Mariah does not have in effect, or have any obligation to establish or contribute to, any plan, fund or program covered by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for which 1st Net shall have any obligation or liability.

     I. Mariah has paid all taxes, assessments, governmental charges and penalties due and payable by it, and there are no suits, actions, claims, investigations, inquiries or proceedings pending or, to Mariah's knowledge, threatened against Mariah in respect of any taxes, assessments, governmental charges or penalties.

     J. Mariah has good and marketable title to all of its properties and assets, real and personal, except as since sold or otherwise disposed of in the ordinary course of business, and Mariah's properties and assets are

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subject to no mortgage, pledge, lien or encumbrance with respect to which a default exists as of the date hereof.

     K. No representation or warranty by Mariah, or any statement or certificate furnished by Mariah to 1st Net pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

     L. Mariah, through its executive officers and directors, has the knowledge and experience in business and financial matters to meaningfully evaluate the merits and risks of the purchase and acquisition of 493,600 1st Net Common Shares in exchange and consideration for Mariah's forgiveness of 1st Net's re-payment to Mariah of the Technology Cash Consideration and, in addition thereto, Mariah's forgiveness of 1st Net's re-payment to Mariah of the $90,000 unpaid principal balance of the Loan, together with all unpaid, accrued interest, and Mariah's cancellation of the Note evidencing the Loan, as contemplated hereby. Mariah shall conduct an independent review of the business, assets, properties, books and records of 1st Net for the purpose of satisfying itself as to the truth, accuracy and completeness of the representations and warranties made by 1st Net. Mariah understands and acknowledges that the 493,600 1st Net Common Shares to be issued, sold and delivered to it in the transactions contemplated hereby will be issued, sold and delivered by 1st Net without registration or qualification or other filings being made under the U.S. Securities Act of 1933, as amended, or any applicable state securities or "Blue Sky" law, in reliance upon specific exemptions therefrom, and in furtherance thereof Mariah represents that the 1st Net Common Shares will be taken and received by it for its own account for investment, with no present intention of a distribution or disposition thereof to others. Mariah further acknowledges and agrees that the certificate(s) representing the 1st Net Common Shares issued and sold to it shall be subject to a stop-transfer order and shall bear a restrictive legend, in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), ARE "RESTRICTED SECURITIES," AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTI0N WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IS NOT REQUIRED TO BE REGISTERED UNDER THE ACT."

     Mariah acknowledges that 1st Net is relying upon the above representations, warranties and agreements in entering into this Agreement.

     6. 1st Net's Representations. 1st Net hereby represents, warrants, covenants and agrees that:

     A. 1st Net is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is duly qualified to transact business as a. corporation in the State of Colorado. 1st Net has all requisite corporate power and authority to own and operate its properties and to carry on its business as now and where being conducted. 1st Net is qualified to transact business as a foreign entity in all states in which the nature of its business or the character or ownership of its properties make such licensing, registration or qualification necessary.

     B. The execution and delivery of this Agreement by 1st Net have been duly and validly authorized and approved by all necessary action of 1st Net.

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1st Net has full corporate power and authority and the legal right to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement is a valid and binding obligation of 1st Net, enforceable against 1st Net in accordance with its terms.

     C. 1st Net has all licenses, permits, operating authorizations and other agreements and approvals from governmental authorities necessary to own and operate 1st Net's business lawfully and in the manner in which it is now operated by 1st Net. 1st Net has not received notice of any violation of or default under, and is in substantial compliance in all material respects with, each such license, permit, operating authorization or approval from governmental authorities.

     D. 1st Net's business has been operated in substantial compliance with all applicable local, state and federal laws.

     E. The execution, delivery and performance of this Agreement by 1st Net will not violate any provisions of law and will not, with or without the giving of notice or the passage of time, conflict with or result in any breach of any of the terms or conditions of or constitute a default under, any mortgage, agreement or other instrument to which 1st Net is a party or by which 1st Net is bound. The execution, delivery and performance of this Agreement will not result in the creation of any security interest, lien, pledge, charge or encumbrance upon 1st Net.

     F. There is no outstanding judgment against 1st Net and there is no litigation, arbitration, proceeding or investigation pending or, to 1st Net's knowledge, threatened against 1st Net or relating to or affecting the Technology, 1st Net's business operations or affairs, 1st Net or the transactions contemplated by this Agreement, or that questions the validity of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement. 1st Net warrants and represents that there is no existing litigation matter or arbitration claim or demand for money damages.

     G. 1st Net is not in default under any employment agreement, collective bargaining agreement, pension, profit sharing, retirement, deferred compensation or bonus or stock purchase plan relating to 1st Net's employees. 1st Net does not have in effect, or have any obligation to establish or contribute to, any plan, fund or program covered by ERISA, for which Mariah shall have any obligation or liability. There are no disputes or controversies pending or, to 1st Net's knowledge, threatened with or by any employees of 1st Net that would materially and adversely affect 1st Net's business.

     H. 1st Net has paid all taxes, assessments, governmental charges and penalties due and payable by it, and there are no suits, actions, claims, investigations, inquiries or proceedings pending or, to 1st Net's knowledge, threatened against 1st Net in respect of any taxes, assessments, governmental charges or penalties.

     I. 1st Net has good and marketable title to all of its properties and assets, real and personal, except as since sold or otherwise disposed of in the ordinary course of business, and 1st Net's properties and assets are subject to no mortgage, pledge, lien or encumbrance with respect to which a default exists as of the date hereof. 1st Net will have continuing business after this transaction, and shall make adequate provision for payment of any liabilities of 1st Net arising prior to or after the date of this Agreement.

     J. No representation or warranty by 1st Net, or any statement or certificate furnished by 1st Net to Mariah pursuant hereto or in connection

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with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statement contained therein not misleading.

     1st Net acknowledges that Mariah is relying upon the above representations, warranties and agreements in entering into this Agreement.

     7. Brokerage. Each party hereto represents and warrants to the other party that it has not incurred any obligations or liabilities. contingent or otherwise, for brokerage or finder's fees or agent's commissions or other like payment in connection with this Agreement or the transactions contemplated hereby for which either party will have any liability. Each party hereto agrees to indemnify and hold the other party hereto harmless against and in respect of any breach by it of the provisions of this Section 7.

     8.     Indemnity.

     A. Each party (defined in this Section 8 as the "Party") agrees to indemnify and to hold the other party harmless from and against and in respect of any losses incurred by the party from:

             1. All actual or purported debts, liabilities and obligations of the Party and all claims and demands made in respect thereof whether or not known or asserted at or prior to the date of this Agreement relating to, or arising from, ownership, operation or control of the Technology at or prior to the date of this Agreement, the conduct of business or any other state of facts that existed at or prior to the date of this Agreement;

             2. Any damage or deficiency resulting from any misrepresentations, breach of warranty or non-fulfillment of any agreement or covenant on the part of the Party under this Agreement, or from any misrepresentation in or omission from any exhibit or other instrument furnished or to be furnished by the Party hereunder; and

             3. Any claims made by creditors or customers of the Party relating to the ownership or operation of the Party's business.

     B. Notwithstanding the indemnities provided in Section 8, subsection A, the Party shall be responsible for and pay all costs and expenses incurred by the other party attendant to efforts to dismiss or remove it from any action, claim or controversy prior to any trial or hearing on the matter, whether by motion to dismiss, motion for summary judgment or other similar motion, on the basis that the other party is not a successor in liability to the claims against or debts of the Party. The Party's indemnity as provided in Section 8, subsection A, shall be for any costs or expenses beyond such motion to remove the other party from such action and for the amount of any judgment or award rendered against the other party. Such indemnity shall be paid directly by the Party.

     C. In the event that other party does not succeed in being dismissed from an action as provided in Section 8, subsection B, said other party sha1l appoint a two person litigation committee to oversee the conduct of any hearing or trial on the matter. Such committee shall consist of two members of said other party's Board of Directors. Decisions concerning any such action, including settlement of the claim or controversy, shall be made by the litigation committee. If no decision can be reached, the members will agree to designate a third party to make such decision.

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     D.     The Party agrees to indemnify and to hold the other party harmless from and against and in respect of any losses incurred by said other party from any damage or deficiency resulting from any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of the Party under this Agreement, or from any misrepresentation in or omission from any exhibit or other instrument furnished or to be furnished to the other party hereunder.

     9. Miscellaneous. From time-to-time after the date of this Agreement, either party shall, if requested by the other party, make, execute and deliver to said other party such additional bills of sale, assignment and other instruments of transfer as may be necessary or proper to transfer to 1st Net all of Mariah's right, title and interest in and to the Technology and to transfer to Mariah all of 1st Net's right, title and interest in and to the 4,000,000 Mariah Common Shares, as covered by this Agreement.

     A. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, registered or certified mail, return receipt requested, postage prepaid. to the following addresses:

             1.     If to Mariah, to:

                    Mariah Communications, Inc.
                    1869 West Littleton Boulevard
                    Littleton, Colorado 80120
                    Attn: Mr. Michael D. Tanner, Secretary/treasurer

             2.     If to 1st Net, to:
                    1st Net Technology, Inc.
                    11423 West Bernardo Court
                    2nd Floor
                    San Diego, California 92127

                    Attn: Mr. James H. Watson. Jr., Chairman of the Board of Directors/Chief Executive Officer

Notices delivered personally shall be effective upon delivery. Notices transmitted by facsimile shall be effective when received. Notices delivered by registered or certified mail shall be effective on the date set forth on the receipt of registered or certified mail, or seventy-two hours after mailing, whichever is earlier.

     B. All agreements made and entered into in connection with this transaction shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

     C. Mariah and 1st Net shall each bear its own expenses and costs, including the fees of any attorney retained by it, incurred in connection with the preparation of this Agreement and the consummation of the transactions hereby.

     D. Any sales, use transfer or documentary taxes imposed in connection with the return and delivery of the Technology and the Mariah Common Shares and rights acquired by 1st Net and Mariah, respectively, under this Agreement shall be paid by 1st Net and Mariah, respectively.

     E. This Agreement contains the entire agreement between the parties and supersedes all prior agreements, understandings and writings between the

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parties with respect to the subject matter hereof and thereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, verbal or otherwise, have been made by either party, or anyone acting with authority on behalf of either party, which are not embodied herein or in an exhibit hereto, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated verbally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by both parties hereto.

     F. This Agreement may be executed in one of more counterparts, each of which when so executed shall be an original, but both of which together shall constitute one agreement.

     G. If any provision of this Agreement or the application thereof to any person of circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent pem1itted by law.

     H. This Agreement shall be construed and enforceable in accordance with, and be governed by, the internal laws of the State of Colorado without regard to the principles of conflict of law.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above, written.

                               MARIAH:

                               MARIAH COMMUNICATIONS, INC.




                               By: ______________________________________
                                   Michael D. Tanner, Secretary/Treasurer


                               1st NET:

                               1st NET TECHNOLOGIES, INC.



                               By: ______________________________________
                                   James H. Watson, Jr., Chairman of the
                                   Board of Directors/Chief Executive Officer